Exhibit 32.01
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL ACCOUNTING
OFFICER PURSUANT TO 18 U.S.C. 1350
     Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, in his capacity as an officer of Portola Packaging, Inc. (the “Company”), that, to his knowledge, the Annual Report of the Company on Form 10–K for the fiscal year ended August 31, 2007, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ BRIAN J. BAUERBACH

Date: November 27, 2007	Brian J. Bauerbach President and Chief Executive Officer

/s/ Michael T. Morefield
Date: November 27, 2007	Michael T. Morefield
Senior Executive Vice President and
Chief Financial Officer